UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 1, 2018

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 2.01 is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

In December 2017, Summit Healthcare REIT, Inc. (the “Company”) entered into a Membership Interest Purchase, Assignment, Resignation and Release Agreement (“MIPA”) with HMG Park Manor of Friendswood, LLC (“HMG”), pursuant to which the Company agreed to sell its wholly-owned subsidiary, Friendswood TRS, LLC (“FWD TRS”), the licensed operator and tenant of Friendship Haven Healthcare and Rehabilitation Center (“Friendship Haven”), to HMG, the current management company of Friendship Haven. The sale was completed on January 1, 2018 and pursuant to the MIPA, we transferred all of our rights, title, and membership interest in FWD TRS to HMG.

The purchase price for the sale was based on the member’s equity balance of FWD TRS as of December 31, 2017, after all closing entries are recorded and per the MIPA, payable no later than 30 days after January 1, 2018. We estimate the purchase price to be between $0 and $100,000. As a result of the sale, as of January 1, 2018, FWD TRS will no longer be consolidated in our consolidated financial statements.

In connection with the sale, FWD TRS entered into an Amended and Restated 10-year triple-net lease (“FWD Lease”) with two five-year renewal options, with CHP Friendswood SNF, LLC, a majority-owned consolidated subsidiary of the Company.

Prior to the sale, HMG provided management services to Friendship Haven pursuant to a management agreement. The Company does not have any continuing obligations under the management agreement post-sale.

Summit Healthcare Operating Partnership, L.P. entered into an amended and restated promissory note (“FWD Promissory Note”) with FWD TRS for $1,067,874, dated January 1, 2018. The promissory note does not bear interest and is due in 48 equal payments.

The foregoing descriptions of the MIPA, FWD Lease and FWD Promissory Note are not intended to be complete and are qualified in their entirety by reference to the full text of such documents, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference (excluding schedules and exhibits thereto, if any).

Item 9.01.	Financial Statements and Exhibits.

(b)	Unaudited Pro Forma Financial Information.

The following pro forma financial information (unaudited) of the Company, and the related notes thereto, after giving effect to the sale of FWD TRS, are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2017; and

Unaudited Pro Forma Consolidated Statements of Operations for the Nine Month Period Ended September 30, 2017 and for the Years Ended December 31, 2016 and 2015.

(d)	Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase, Assignment, Resignation and Release Agreement between HMG Park Manor of Friendswood, LLC and Summit Healthcare REIT, Inc. dated January 1, 2018.

10.2	Amended and Restated Lease between CHP Friendswood SNF, LLC and Friendswood TRS, LLC dated January 1, 2018.

10.3	Amended and Restated Promissory Note between Friendswood TRS, LLC and Summit Healthcare Operating Partnership, L.P. dated January 1, 2018.

99.1	Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: January 5, 2018